                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                  FORM 8-K/A
                                AMENDMENT NO. 2

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                February 29, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                                  e-MedSoft.com
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   1-15587                 84-1037630
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



          1300 Marsh Landing Parkway, Suite 106, Jacksonville, FL 32250
          -------------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (904) 543-1001
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL INFORMATION OF BUSINESSES ACQUIRED. The following financial statements for VirTx, Inc. as of December 31, 1999, and for the period from January 27, 1999 (date of inception) to December 31, 1999, are filed herewith:

                                    INDEX
                                                                PAGE

  Financial Statements For the Period from January 27,
  1999 (Date of Inception) to December 31, 1999,
  Together With Independent Auditors' Report:

  Independent Auditors' Report ..............................    F-1

  Balance Sheet - December 31, 1999 .........................    F-2

  Liabilities and Stockholders' Deficit .....................    F-3

  Statement of Operations for the Period from
  January 27, 1999 (Date of Inception) to December 31,
  1999 ......................................................    F-4

  Statement of Stockholders' Deficit for the Period
  from January 27, 1999 (Date of Inception) to
  December 31, 1999 .........................................    F-5

  Statement of Cash Flows for the Period from January 27,
  1999 (Date of Inception) to December 31, 1999 .............    F-6

  Notes to Financial Statements for the Period from
  January 27, 1999 (Date of Inception) to December 31,
  1999 ......................................................    F-7-F-14

     (b) PRO FORMA FINANCIAL INFORMATION. Unaudited Pro Forma Financial Statements for e-MedSoft.com and VirTx, Inc. as of December 31, 1999, and for the nine months ended December 31, 1999 and for the four months ended March 31, 1999 are filed herewith on pages F-15 to F-19.

     (c)  EXHIBITS.

     Exhibit
     Number               Description                   Location
     -------              -----------                   --------

     10.1     Corrected Agreement and Plan of      Previously filed
              Merger and Reorganization dated
              February 21, 2000, among
              e-MedSoft.com, VirTx Acquisition
              Corporation and VirTx, Inc.

     23       Consent of Independent Accountants   Filed electronically
                                                   herewith

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   e-MedSoft.com



Dated: May 12, 2000                By:/s/ Margaret A. Harris
                                      Margaret A. Harris, Chief Financial
                                      Officer

                         CARPENTER KUHEN & SPRAYBERRY
                         Certified Public Accountants


                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Virtx, Inc.
Camarillo, California


We have audited the accompanying balance sheet of Virtx, Inc. as of December 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the period from January 27, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtx, Inc. as of December 31, 1999, and the results of its operations and cash flows for the initial period then ended in conformity with generally accepted accounting principles.


/s/ Carpenter Kuhen & Sprayberry

Oxnard, California
April 5, 2000

                                 VIRTX, INC.
                       BALANCE SHEET - DECEMBER 31, 1999

                                   ASSETS


CURRENT ASSETS:
   Cash                                                         $ 50,971
   Accounts receivable (net of allowance
     for doubtful accounts of $0)                                102,985
   Inventory                                                      94,729
   Financing fees (net of $88,889 of
     accumulated amortization)                                   444,445
                                                                --------
      Total current assets                                       693,130

PROPERTY AND EQUIPMENT, AT COST:
   Computer equipment                          $138,805
   Furniture and fixtures                        89,879
   Office equipment                              28,468
   Leasehold improvements                         6,636
   Software                                       4,309
                                               --------
                                                268,097

   Less - Accumulated depreciation              (25,872)         242,225
                                               --------         --------

DEPOSITS                                                          24,235
                                                                --------

                                                                $959,590
                                                                ========
























The accompanying notes are an integral part of the financial statements.

                                   VIRTX, INC.
                       BALANCE SHEET - DECEMBER 31, 1999

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                             $  205,429
   Accrued payroll expenses                                        308,436
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts                                                      210,511
   Accrued interest                                                 24,106
   Deposits                                                         12,185
   Notes payable - stockholders                                    159,012
   Notes payable (net of unamortized
    discount of $79,311)                                           720,689
                                                                ----------
      Total current liabilities                                  1,640,368

COMMITMENTS AND CONTINGENCIES                                           --

STOCKHOLDERS' DEFICIT:
   Common stock - $0.0005 par value
    Authorized - 10,000,000 shares
    Issued and outstanding - 6,163,334
     shares                                    $     3,082
   Additional paid-in capital                      628,200
   Retained deficit                             (1,312,060)
                                               -----------
      Total stockholders' deficit                                 (680,778)
                                                                ----------
                                                                $  959,590
                                                                ==========


























The accompanying notes are an integral part of the financial statements.

                                 VIRTX, INC.
                          STATEMENT OF OPERATIONS
          FOR THE PERIOD FROM JANUARY 27, 1999 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1999

REVENUE                                                    $   758,194

COST OF REVENUE                                                766,024
                                                           -----------

      Gross margin                                              (7,830)

GENERAL AND ADMINISTRATIVE EXPENSES                          1,227,114
                                                           -----------

      Loss from operations                                  (1,234,944)

INTEREST EXPENSE                                                77,116
                                                           -----------

      Net loss                                             $(1,312,060)
                                                           ===========




































The accompanying notes are an integral part of the financial statements.

                                   VIRTX, INC.
                        STATEMENT OF STOCKHOLDERS' DEFICIT
            FOR THE PERIOD FROM JANUARY 27, 1999 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1999

                                      Additional                  Total
                    Common Stock      Paid-In      Retained    Stockholders'
                  Shares     Amount   Capital      Earnings       Deficit
                 ---------   ------   ----------  -----------  -------------

Balance -
January 27,
1999 (date
of inception)           --   $   --   $     --    $        --   $        --

Sale of stock    2,650,000    2,650         --             --         2,650

Stock issued
for property
and equipment      125,000      125         --              --          125

2-for-1 stock
split            2,775,000       --         --              --           --

Detachable
stock warrants
issued in
connection with
notes payable           --       --     15,173             --        15,173

Common stock
issued in
connection with
notes payable      533,334      267    533,067             --       533,334

Common stock
issued in
connection
with notes
payable             80,000       40     79,960             --        80,000

Net loss                --       --         --     (1,312,060)   (1,312,060)
                 ---------   ------   --------    -----------   -----------

Balance,
December 31,
1999             6,163,334   $3,082   $628,200    $(1,312,060)  $  (680,778)
                 =========   ======   ========    ===========   ===========












The accompanying notes are an integral part of the financial statements.

                                   VIRTX, INC.
                             STATEMENT OF CASH FLOWS
              FOR THE PERIOD FROM JANUARY 27, 1999 (DATE OF INCEPTION)
                               TO DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                     $(1,312,060)
  Adjustments to reconcile net loss to net cash provided
   by operating activities:
    Non-cash items included in net income:
     Depreciation and amortization                                 130,623
    Net change in operating assets and liabilities                 538,718
                                                               -----------

      Net cash used in operating activities                       (642,719)
                                                               -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                              (267,972)
                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on notes payable - stockholders                       159,012
  Borrowings on notes payable                                      800,000
  Issuance of common stock                                           2,650
                                                               -----------
      Net cash provided by financing activities                    961,662
                                                               -----------

NET INCREASE IN CASH                                                50,971

CASH, JANUARY 27, 1999 (DATE OF INCEPTION)                              --
                                                               -----------

CASH, END OF PERIOD                                            $    50,971
                                                               ===========























The accompanying notes are an integral part of the financial statements.

                                 VIRTX, INC.

                        NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD FROM JANUARY 27, 1999 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1999

(1)  Summary of Accounting Policies

This summary of accounting policies of Virtx, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are the representation of management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles.

     a)  Basis of Accounting

         The Company reports on the accrual method of accounting. Revenue on fixed-price contracts is recognized on the percentage-of-completion method for financial statement purposes. The percentage-of-completion method used is based on costs incurred in relation to total estimated costs. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the Company's estimates of costs and revenues will change in the near-term. Revenue from maintenance contracts is recognized on a straight-line basis over the contract period.

     b)  Business Activity and Concentrations of Credit Risk

         The Company is a December year-end corporation incorporated in the state of Delaware. It provides video, voice and data communications equipment and services to the healthcare industry.

         The Company maintains its cash balances in a bank in Ventura County. Periodically throughout the year the Company has maintained balances in excess of federally insured amounts. At December 31, 1999, the Company had uninsured balances of $0.

     c)  Major Customers

         The Company had one major customer that accounted for approximately 86% of total revenues for the period ended December 31, 1999. At December 31, 1999, accounts receivable from this customer totaled approximately 26% of total accounts receivable.

     d)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

     e)  Inventory

         Inventory, consisting of raw materials, is stated at the lower of cost or market and is determined on a first-in, first-out basis.

     f)  Property, Equipment, and Depreciation

         Property is recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the following estimated useful lives:

                                          Estimated
             Asset Classification        Useful Life

             Computer equipment            5 Years
             Furniture and fixtures        7 Years
             Office equipment              5-7 Years
             Leasehold improvements        7 Years
             Software                      3 Years

         Expenditures for maintenance and repairs are charged against operations as incurred.

(2)  Financing Fees

As discussed in Note 6(b), financing fees incurred with the acquisition of the Company's debt were paid by issuing 533,334 shares of the Company's common stock with a fair market value of $1.00 per share. The loan fees have been deferred and are being amortized over the life of the debt.

(3)  Billings, Costs and Estimated Earnings on Uncompleted Contracts

Billings, costs and estimated earnings on uncompleted contracts for the year ended December 31, 1999, are as follows:

         Costs incurred to date on uncompleted
          contracts                                       $ 760,298
         Gross (loss) recognized                             (2,448)
                                                          ---------
                                                            757,850
         Less - Billings to date                           (968,361)
                                                          ---------
                                                          $(210,511)
                                                          =========
         Included in the accompanying balance
          sheet under the following captions:

           Billings in excess of costs and estimated
            earnings on uncompleted contracts             $(210,511)
                                                          =========

(4)  Notes Payable - Stockholders

     Note payable to Calvin Carrera, a stockholder,
     due on April 1, 2000, with interest calculated
     at 10% annually, compounded daily, unsecured.            $   62,663

     Note payable to Murray Firestone, a stockholder,
     due on April 1, 2000, with interest calculated
     at 10% annually, compounded daily, unsecured.                45,500

     Note payable to Calvin Carrera, a stockholder,
     due on April 1, 2000, with interest calculated
     at the applicable federal rates, unsecured.                  22,425

     Note payable to Jim Elder, a stockholder, due
     on April 1, 2000, with interest calculated at
     the applicable federal rates, unsecured.                     19,946

     Note payable to Murray Firestone, a stockholder,
     due on April 1, 2000, with interest calculated
     at the applicable federal rates, unsecured.                   8,478
                                                               ---------
                                                               $ 159,012
                                                               =========

(5)  Notes Payable

Notes payable to the following companies/individuals, due in October 2000, with interest compounded annually at 10%, unsecured. The notes become fully due and payable if, before the stated due dates, the Company consummates equity financing of at least five million dollars. The notes were issued at a discount of $95,173. The discount results in an imputed interest rate of 24.85% and is being amortized using the effective interest rate method over the lives of the loans. The $95,173 discount consists of the fair market value of 80,000 shares of the Company's common stock and 133,328 warrants to purchase common stock that were issued with the notes payable.

                                                  Unamortized
                                      Principal     Discount        Net
                                      ---------   ------------   ---------

Augustine Fund, L.P.                  $400,000       $39,655     $360,345
Devonshire Management Corporation      100,000         9,914       90,086
Harvey Bibicoff                        100,000         9,914       90,086
Paul Soll                              100,000         9,914       90,086
Rock Bay Management Group              100,000         9,914       90,086
                                      --------       -------     --------
                                      $800,000       $79,311     $720,689
                                      ========       =======     ========

(6)  Commitments and Contingencies

     a)  Operating Leases

         The Company leases its office under an operating lease that expires June 30, 2002. Rent expense under this lease for the period ended December 31, 1999 was $44,255.

         Minimum future rental payments under this non-cancelable operating lease are:

            Years ending December 31, 2000          $ 70,620
                                      2001            70,620
                                      2002            35,310
                                                    --------
                                                    $176,550
                                                    ========

         The Company leases office equipment under an operating lease that expires May 31, 2004. Rent expense under this lease for the period ended December 31, 1999 was $3,283.

         Minimum future rental payments under this non-cancelable operating lease are:

            Years ending December 31, 2000          $  5,628
                                      2001             5,628
                                      2002             5,628
                                      2003             5,628
                                      2004             2,345
                                                    --------
                                                    $ 24,857
                                                    ========

     b)  Consulting Agreement

         The Company entered into a consulting agreement during the year ended December 31, 1999 with Strategic Capital Consultants, Inc. (the "Consultant"), under which the Consultant will provide to the Company management, financial consulting, and advisory services. In consideration of the services to be provided for the Company by the consultant, the Company agreed to issue shares of the Company's common stock and pay amounts in cash in accordance with the following terms:

         i) 533,334 shares will be issued and 10% of the gross proceeds will be paid in cash simultaneously with, and as a condition of the closing of a bridge financing of at least $250,000, where the Company has received such funds from a party introduced to the Company by the Consultant.

         ii) 533,332 shares will be issued simultaneously with the closing of a reverse merger between the Company and another publicly traded entity introduced to the Company by the Consultant.

         iii) 533,332 shares will be issued and 13% of the gross proceeds will be paid in cash simultaneously with the closing of a private placement of the Company's securities of at least $5,000,000 with a party introduced to the Company by the Consultant.

         The consulting agreement expires in September 2000. During the year ended December 31, 1999, 533,334 shares of stock were issued to Strategic Capital Consultants and $80,000 was paid in consulting fees in accordance with Paragraph (i) above.

         As explained in Note 2, such costs incurred are being amortized over the life of the debt.

(7)  Stock Split

On September 23, 1999, the Board of Directors authorized a 2-for-1 stock split, thereby increasing the number of issued and outstanding shares to 5,550,000 and decreasing the par value of each share to $0.0005.

(8)  Outstanding Warrants

During the year ended December 31, 1999, the Company issued detachable warrants in connection with the issuance of debt. Upon surrender of a warrant, the holder is entitled to purchase one share of the Company's common stock at a strike price of $3 per share. The warrants were exercisable immediately upon issuance. At December 31, 1999, there were 133,328 warrants outstanding. The warrants will expire in October 2004.

The stock warrants are valued at $15,173, or $.1138 per share. The fair value of the stock warrants was determined using the Black-Scholes option pricing formula. The following assumptions were used in determining the fair value of the warrants:

              Stock price                       $1.00
              Expected annual volatility       58.99%
              The risk-free interest rate       6.47%
              Dividend yield                    0.00%
              Expected life                 30 months

The fair value of the stock warrants is treated as a component of the discount on the related notes payable, which is amortized using the effective interest rate method over the life of the notes.

(9)  Income Taxes

     Deferred Income Taxes

     The difference between the financial statement and tax bases of assets and liabilities is determined annually. These differences result from the use of the accrual basis percentage-of-completion method of accounting for financial statement purposes and the completed-contract method of accounting for tax purposes, the use of different depreciation methods for financial statement and tax return purposes, accrued interest expense, accrued payroll expenses and net operating loss carryovers. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that would be more likely than not be realized. At December 31, 1999, the valuation allowance totaled $506,956. Income tax expense is the current tax payable or refundable for the year, plus or minus the net change in the deferred tax asset and liability accounts. At December 31, 1999, the Company had a federal net operating loss carryover of $1,018,774, which expires in 2019, and a California net operating loss carryover of $1,017,974, which expires in 2007.

    Total income tax expense differs from the expected tax expense (computed by multiplying the United States federal statutory rate of approximately 35 percent by net income) as a result of the following:

        Computed "expected" tax benefit                 $(446,100)
        State tax benefit                                (115,986)
        Non-deductible expenses                             1,772
        Valuation allowance                               560,314
                                                        ---------
                                                        $      --
                                                        =========

     The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1999 are as follows:

        Total deferred tax assets                       $ 560,314
        Deferred tax valuation allowance                 (560,314)
                                                        ---------
            Net deferred tax asset                      $      --
                                                        =========

(10)  Profit Sharing Plan

The Company has a qualified profit sharing plan with a deferred compensation provision. All employees are eligible and are enrolled in the plan on the first payroll of the month following his or her hire date. An employee may contribute any amount up to 20% of pay on a before-tax basis. The Company's contributions are discretionary and are determined annually by the Board of Directors. The Company did not make any contributions during the period ended December 31, 1999.

(11) Issuance of Stock for Property and Equipment

The Company issued 125,000 shares of common stock to Carespace, LLC, along with $35,000 to purchase furniture, fixtures and computer equipment on February 26, 1999.

(12) Statement of Cash Flows - Supplemental Disclosures

The net change in operating assets and liabilities shown on the statement of cash flows consists of the following:

      (Increase) Decrease:
        Accounts receivable                           $(102,985)
        Inventory                                       (94,729)
        Deposits                                        (24,235)
      Increase (Decrease):
        Accounts payable                                205,429
        Accrued payroll expenses                        308,436
        Billings in excess of costs and
         estimated earnings on uncompleted
         contracts                                      210,511
        Accrued interest                                 24,106
        Deposits                                         12,185
                                                       --------
                                                       $538,718
                                                       ========

      Operating activities reflect:

        Interest paid                                  $ 34,494
                                                       ========
        Income tax paid                                $      -
                                                       ========

      Non-cash investing and financing transactions:

        Purchase of property and equipment             $268,097
        Issuance of common stock                           (125)
                                                       --------

             Cash paid for purchase of property
               and equipment                           $267,972
                                                       ========

        Issuance of common stock                       $  3,082
        Increase in additional paid-in capital          628,200
        Financing fees                                 (533,334)
        Discount on notes payable                       (95,173)
        Property and equipment                             (125)
                                                       --------
             Cash received for issuance of
               common stock                            $  2,650
                                                       ========

(13) Subsequent Events

     Merger

     On February 21, 2000, the Company entered into an Agreement and Plan of Merger and Reorganization with e-MedSoft.com, a Nevada Corporation, and Virtx Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of e-MedSoft.com.

     e-MedSoft.com is in the health care information services industry. e-MedSoft.com was initially organized in Nevada on August 25, 1986, in order to evaluate, structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships. On January 7, 1999, the e-MedSoft.com acquired from TSI Technologies and Holding, LLC, the rights to a JAVA-based, on-line health care management system. On March 19, 1999, e-MedSoft.com acquired all of the issued and outstanding stock of e-Net Technology Ltd., a UK based company. e-Net is a diversified Web Technology company, providing consulting services, training, technical support, computer software and computer hardware to a broad range of customers.

     In accordance with the merger agreement, Virtx Acquisition Corporation was merged with and into Virtx, Inc. As a result of the merger, the separate corporate existence of Virtx Acquisition Corporation ceased and Virtx, Inc. continued as the surviving corporation of the merger. As a result of this merger, e-MedSoft.com owns all the issued and outstanding stock of Virtx, Inc. and shall have full legal control over Virtx, Inc.

     The 6,163,334 issued and outstanding shares of Virtx, Inc. common stock prior to the merger were converted into 1,854,276 restricted shares of e-MedSoft.com common stock.

     After the date of the merger and through April 5, 2000, e-MedSoft.com provided Virtx, Inc. with $290,000 to pay off shareholder loans, accrued payroll expenses and other operating expenses.

     This merger was not as a result of the consulting agreement discussed in
Note 6(b).

     (b)  PRO FORMA FINANCIAL INFORMATION.

     UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.

     The following unaudited pro forma combined financial statements are derived from the historical financial statements of e-MedSoft.com and Virtx, Inc. and give effect to the acquisition of Virtx, Inc. (the "Virtx Acquisition") by the registrant on February 29, 2000. The unaudited pro forma combined balance sheet as of December 31, 1999 and the unaudited pro forma combined statements of operations for the nine months ended December 31, 1999 and the four months ended March 31, 1999 and the period from January 27, 1999 (date of inception) to March 31, 1999 reflect the Virtx Acquisition as if it had occurred on December 31, 1999 for the unaudited pro forma combined balance sheet and at the beginning of each period for the unaudited pro forma combined statements of operations. The unaudited pro forma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of e-MedSoft.com and Virtx, Inc., together with the related notes thereto.

e-MedSoft.com
Unaudited Proforma Combined Balance Sheet
December 31, 1999


                                                                           Proforma                  Proforma
                                     e-MedSoft                           Adjustments (1)             Combined
                                    (unaudited)   VirTx, Inc.       DR.                CR.          (unaudited)
                                   ------------   -----------   -----------       -----------       ------------
ASSETS
Current Assets
Cash                               $  6,406,570   $    50,971   $         -       $         -       $  6,457,541
Accounts Receivable, net              6,904,285       102,985             -                 -          7,007,270
Inventory                             1,436,503        94,729             -                 -          1,531,232
Receivables from Related Parties        297,903             -             -                 -            297,903
Other Current Assets                    914,739       444,445             -           444,445 (2)        914,739
                                   ------------   -----------   -----------       -----------       ------------
                                     15,960,000       693,130             -           444,445         16,208,685
                                   ------------   -----------   -----------       -----------       ------------

Property, Plant and Fixtures, net    1,862,773        242,225             -                 -          2,104,998

Other Assets
Goodwill                             7,477,447              -    30,586,055 (2)             -         38,063,502

Investment in Subsidiary

Software System Investment            7,325,106             -             -                 -          7,325,106
Deferred Financing Costs                      -             -             -                 -                  -
Other Assets                             70,092        24,235             -                 -             94,327
                                   ------------   -----------   -----------       -----------       ------------
  TOTAL ASSETS                     $ 32,695,418   $   959,590   $30,586,055       $   444,445       $ 63,796,618
                                   ============   ===========   ===========       ===========       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable                   $  9,859,970   $   205,429             -                 -       $ 10,065,399
Accruals and Other Liabilities        1,974,936       555,238             -                 -          2,530,174
Bank Credit Facility                    806,184             -             -                 -            806,184
Current Maturities of Bridge
  Financing/Capital leases            4,246,307             -             -                 -          4,246,307
Notes payable                                 -       879,701       720,689 (2)             -            159,012
                                   ------------   -----------   -----------       -----------       ------------
                                     16,887,397     1,640,368       720,689                 -         17,807,076
                                   ------------   -----------   -----------       -----------       ------------

Long Term Liabilities
Capital Leases                          783,987             -             -                 -            783,987
Bridge Financing                        288,932             -             -                 -            288,932
Other long-term liabilities           1,193,581             -             -                 -          1,193,581
                                   ------------   -----------   -----------       -----------       ------------
                                      2,266,500             -             -                 -          2,266,500
                                   ------------   -----------   -----------       -----------       ------------
Minority Interest in Consolidated
Subsidiary                               54,454             -             -                 -             54,454

Shareholders' Equity
Common Shares                            57,871         3,082         3,082 (4)         1,854 (3)         59,725
Paid in Capital                      20,962,359       628,200       628,200 (4)    30,179,667 (3)     51,142,026
Retained Earnings (Deficit)          (7,533,163)   (1,312,060)            -         1,312,060 (4)     (7,533,163)
                                   ------------   -----------   -----------       -----------       ------------
                                     13,487,067      (680,778)     (631,282)       31,493,581         43,668,588
                                   ------------   -----------   -----------       -----------       ------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY               $ 32,695,418   $   959,590   $ 1,351,971       $31,493,581       $ 63,796,618
                                   ============   ===========   ===========       ===========       ============

The accompanying notes are an integral part of these unaudited proforma combined financial statements.

e-MedSoft.com
Unaudited Proforma Combined Statement of Operations
For the Nine Months ended December 31, 1999

                                                                       Proforma                Proforma
                                    e-MedSoft     VirTx, Inc.(5)     Adjustments (1)           Combined
                                   (unaudited)    (unaudited)       DR.           CR.         (unaudited)
                                   -----------    -----------    ----------    ---------      ------------

Revenues                           $25,944,826    $   620,341   $         -    $       -       $26,565,167

Cost of Sales                       20,276,340        626,747             -            -        20,903,087
                                   -----------    -----------   -----------    ---------      ------------
Gross Profit                         5,668,486         (6,406)            -            -         5,662,080
                                   -----------    -----------   -----------    ---------      ------------

Operating Expenses
  Research and development           1,341,095              -             -            -         1,341,095
  Sales and marketing                2,703,805              -             -            -         2,703,805
  General and Administrative         4,847,599      1,003,348       135,000 (6)        -         5,985,947
  Non cash compesation               1,103,337              -             -            -         1,103,337
  Depreciation and amortization      1,104,153              -     3,277,077 (7)        -         4,381,230
  Other Operating Costs                      -              -             -            -                 -
                                   -----------    -----------   -----------    ---------      ------------
                                    11,099,989      1,003,348     3,412,077            -        15,515,414
                                   -----------    -----------   -----------    ---------      ------------

Loss from operations                (5,431,503)    (1,009,754)   (3,412,077)           -        (9,853,334)

Interest & Other expense             1,712,327         63,095             -      132,732 (8)     1,642,690
                                   -----------    -----------   -----------    ---------      ------------

Loss before income taxes,
 extraordinary item and minority
 interest                           (7,143,830)    (1,072,849)   (3,412,077)     132,732       (11,496,024)
Extraordinary income                   357,152              -             -            -           357,152
                                   -----------    -----------   -----------    ---------      ------------
Loss before income taxes and
minority interest                   (6,786,678)    (1,072,849)   (3,412,077)     132,732       (11,138,872)

Tax benefit (expense)                  146,875           (655)            -            -           146,220

Minority Interest, net of tax            8,620              -             -            -             8,620
                                   -----------    -----------   -----------    ---------      ------------
Net income (loss)                  $(6,631,183)   $(1,073,504)  $(3,412,077)   $ 132,732      $(10,984,032)
                                   ===========    ===========   ===========    =========      ============

Net income (loss) per share        $     (0.12)                                               $      (0.20)

Average Weighted Shares
Outstanding                         53,202,779      1,854,276             -            -        55,057,055


The accompanying notes are an integral part of these unaudited proforma combined financial statements.


e-MedSoft.com
Unaudited Proforma Combined Statement of Operations
For the Four Months Ended March 31, 1999

                                                                       Proforma                Proforma
                                    e-MedSoft     VirTx, Inc.(5)     Adjustments (1)           Combined
                                   (unaudited)    (unaudited)       DR.           CR.
                                   -----------    -----------    ----------    --------       ------------

Revenues                           $ 2,649,563    $   137,853    $        -    $     -        $  2,787,416

Cost of Sales                        1,998,505        139,277             -          -           2,137,782
                                   -----------    -----------   -----------    -------        ------------

Gross Profit                           651,058         (1,424)            -          -             649,634
                                   -----------    -----------   -----------    -------        ------------

Operating Expenses
  Research and development              38,619              -             -          -              38,619
  Sales and marketing                  188,340              -             -          -             188,340
  General and administrative           767,017        222,966        30,000 (6)      -           1,019,983
  Depreciation and amortization         46,303              -       728,239 (7)      -             774,542
                                   -----------    -----------   -----------    -------        ------------
                                     1,040,279        222,966       758,239          -           2,021,484
                                   -----------    -----------   -----------    -------        ------------
Operating Loss                        (389,221)      (224,390)     (758,239)         -          (1,371,850)

Interest & Other expense               376,468         14,021             -     29,496 (8)         360,993
                                   -----------    -----------   -----------    -------        ------------
Pre tax income (loss)                 (765,689)      (238,411)     (758,239)    29,496          (1,732,843)

Provision for taxes                    138,928            145             -          -             139,073
                                   -----------    -----------   -----------    -------        ------------
Net income (loss)                  $  (904,617)   $  (238,556)  $  (758,239)   $29,496        $ (1,871,916)
                                   ===========    ===========   ===========    =======        ============

Net income (loss) per share        $     (0.02)                                               $      (0.05)

Average Weighted Shares
Outstanding                         38,061,371      1,854,276             -          -          39,915,647

The accompanying notes are an integral part of these unaudited proforma combined financial statements.

                      NOTES TO THE UNAUDITED PRO FORMA
                       COMBINED FINANCIAL STATEMENTS

GENERAL

     1. The adjustments included in the unaudited pro forma combined financial statements are based upon currently available information and upon certain assumptions that e-MedSoft.com's management believes are reasonable. e-MedSoft.com accounted for the Virtx Acquisition as a purchase of Virtx by e-MedSoft.com. Virtx's assets and liabilities were recorded at their initial estimated fair market value, less certain adjustments, as of the date of the Virtx Acquisition. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected herein.

      2. The following table details the allocation of the Virtx purchase price:

         Virtx purchase price         $30,181,521
         Acquisition costs                      0
                                      -----------
         Adjusted purchase price      $30,181,521

         Add:  Virtx negative equity      680,778
            Deferred financing
            fees written off              444,445
         Less:   Notes payable
            converted to equity          (720,689)
                                      -----------
         Goodwill                     $30,586,055
                                      ===========

      The allocation of the purchase price of Virtx is preliminary and will be finalized upon completion of asset valuations. In addition, e-MedSoft.com is still evaluating certain obligations of Virtx prior to the acquisition and further adjustments to the preliminary purchase price may result.

      The goodwill will be amortized using the straight-line method over a period of 7 years.

      3. Reflects the issuance of 1.854 million restricted shares of e-MedSoft.com to the former stockholders of Virtx, Inc.

      4. Reflects the elimination of Virtx's historical stockholders' equity balance.

      5. The unaudited combined pro forma statement of operations include e-MedSoft.com unaudited operations for the nine months ended December 31, 1999 and the four months of operations ended March 31, 1999 that were derived from e-MedSoft.com's audited March 31, 1999 consolidated financial statements. The statement of operations for Virtx, Inc. included in the pro forma is for the nine months ended December 31, 1999 and for the period from January 27, 1999 (date of inception) to March 31, 1999.

      6. Represents the increase in executive compensation as a result of the acquisition.

      7. Represents the amortization of goodwill using the straight-line method over a period of 7 years.

      8. Represents savings in amortization of deferred financing costs and interest on notes payable.